UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8 -K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): November 29, 2005
COMMISSION FILE NUMBER 1-584

FERRO CORPORATION
(Exact name of registrant as specified in its charter)
AN OHIO CORPORATION, IRS NO. 34-0217820
1000 LAKESIDE AVENUE CLEVELAND, OH 44114
(Address of principal executive offices)
REGISTRANT’S TELEPHONE NUMBER INCLUDING AREA CODE:
216/641-8580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)(1) On November 29, 2005, Ferro Corporation (the “Company”) announced the appointment of Mr. James F. Kirsch to the position of Chief Executive Officer. Mr. Kirsch was appointed Chief Executive Officer following the death of Mr. Hector Ortino on November 28, 2005, which was announced in the press release issued by the Company on November 29, a copy of which is filed with this Form 8-K as Exhibit 99.1.

(2)Additional information regarding Mr. Kirsch’s background and business experience is included in a press release issued by the Company on November 29, 2005, a copy of which is filed with this Form 8-K as exhibit 99.2.

(2) Mr. Kirsch has an employment agreement with the Company that was entered into on October 18, 2004. The material terms of the employment agreement are described on the Form 8-K the Company filed on October 19, 2004, and the employment agreement was filed as Exhibit 10.1 thereto.

Item 7.01	Regulation FD Disclosure.
On November 29, 2005, the Company issued a press release announcing the death of Mr. Hector Ortino and a press release announcing the appointment of Mr. James F. Kirsch as Chief Executive Officer of the Company. A copy of each press release is filed with this Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas M. Gannon
Signature

Vice President and Chief Financial Officer Title

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement and Change in Control Agreement between James F. Kirsch and Ferro Corporation, dated October 18, 2004 (incorporated by reference to Form 8-K filed October 19, 2004, Exhibit 10.1)
99.1	Press Release dated November 29, 2005 Announcing Death of Mr. Ortino
99.2	Press Release dated November 29, 2005 Announcing Appointment of CEO